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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K, of our report dated November 15, 1996, in the Allwaste, Inc. previously-filed Form S-4 Registration Statement File Nos. 33-44129 and 33-56715 and Form S-8 Registration Statement File Nos. 33-46048, 33-37684, 33-55210, 33-61639, 33-61641, 33-34774, 33,44220 and 33-65451. It
should be noted that we have not audited any financial statements of the company subsequent to August 31, 1996 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP


Houston, Texas
November 25, 1996